UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 24, 2011 (February 24, 2011)

HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3310 West End Ave. Suite 700 Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)
(615) 269-8175

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On January 11, 2011, Healthcare Realty Trust Incorporated (the “Company”) entered into sales agreements (the “Sales Agreements”) with each of Cantor Fitzgerald & Co. and Credit Agricole Securities (USA) Inc., as sales agents, to sell up to an aggregate of 3,000,000 shares of the Company’s common stock, par value $0.01 per share, from time to time through one of the sales agents. As of the date of this report, 2,383,322 of such shares remain unsold. Copies of the Sales Agreements were previously filed as Exhibits 1.1 and 1.2 to a current report on Form 8-K filed with the Securities and Exchange Commission by the Company on January 11, 2011. On February 18, 2011, the Company filed a new shelf registration statement on Form S-3 (Registration No. 333-172368) and filed a prospectus supplement on the date of this report covering the 2,383,322 shares of common stock that remain to be sold under the Sales Agreements.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
5.1	Opinion of Waller Lansden Dortch & Davis, LLP
8.1	Tax Opinion of Waller Lansden Dortch & Davis, LLP
23.1	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.1)
23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 8.1)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
By:	/s/ Scott W. Holmes
Scott W. Holmes
Executive Vice President and Chief Financial Officer

Date: February 24, 2011